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                                                                   Exhibit 10.31

                            INDEMNIFICATION AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into this ___ day of ______, 2003, between DAOU Systems, Inc., a Delaware corporation (the "Company") and [insert name of director/officer of DAOU Systems, Inc.] ("Indemnitee").

                                   BACKGROUND

     Indemnitee performs a valuable service for the Company. To induce Indemnitee to continue to serve as a director and/or officer of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises contained in this Agreement and Indemnitees's agreement to continue service as a director and/or officer of the Company, the parties hereto, intending to be legally bound, agree as follows:

     1. Certain Definitions. Capitalized terms used in this Agreement shall have the meanings set forth on Appendix A to this Agreement. Other terms are defined where appropriate in this Agreement.

     2. Scope of Indemnity. The Company shall hold harmless and indemnify Indemnitee from any action described in Sections 3 and 4 of this Agreement to the fullest extent permitted by Delaware law, now in effect or as may hereafter be in effect, including any changes after the date of the Agreement in any applicable law, statute, or rule which expand the ability of a Delaware corporation to indemnify its directors or officers or the permissible scope of such indemnification. All such changes shall be, ipso facto, within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute, or rule which narrows the right of a Delaware corporation to indemnify its directors or officers, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder or to any matter that arose from circumstances that occurred before the effective date of such change.

     3. Indemnity. Subject only to the limitations contained in Section 5 of this Agreement, the Company shall hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any Proceeding, other than an action by or in the right of the Company, by reason of (or arising in part or in while out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving in a fiduciary capacity with respect to any profit sharing, pension, or other type of benefit plan or trust for the benefit of employees of the Company, or any subsidiary of the Company, against all Expenses and Liabilities actually and reasonably incurred by Indemnitee in connection with the Proceeding

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if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal law Proceeding, Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful.

     4. Proceeding by or in the Right of the Company. Subject only to the limitations contained in Section 5 of this Agreement, the Company shall hold harmless and indemnify Indemnitee to the fullest extent permitted by Delaware law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any Proceeding by or in the right of the Company or by or in the right of any employee benefit plan or trust to procure a judgment in its favor, by reason of (or arising in part or in while out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, stockholder, employee or agent of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving in a fiduciary capacity with respect to any profit sharing, pension, or other type of benefit plan or trust for the benefit of employees of the Company, or any subsidiary of the Company, against all Expenses actually and reasonably incurred by Indemnitee in connection with the Proceeding, so long as Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, provided that, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee is adjudged to be liable to the Company unless and only to the extent that the court or forum in which such Proceeding was brought determines upon application that despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such court or forum shall deem proper.

     5. Limitations on Indemnity.

          (a) No indemnity pursuant to Sections 3 or 4 of this Agreement shall be paid by the Company for any of the following:

               (i) in respect of remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               (ii) on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16 of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

               (iii) provided there has been no Change of Control, on account of or arising in response to any Proceeding (other than a Proceeding referred to in Section 12(b) hereof) initiated by Indemnitee or any of Indemnitee's affiliates against the Company or against any officer, director or stockholder of the Company unless such Proceeding was authorized by the Board of Directors of the Company;

                                      -2-

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               (iv)  on account of any Proceeding to the extent that Indemnitee is a plaintiff, a counter-complainant or a cross-complainant therein (other than an action, suit or proceeding permitted by Section 5(a)(iii) or Section 12(b) of this Agreement); or.

               (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          (b) In addition to those limitations set forth above in paragraph (a) of this Section 5, no indemnity pursuant to Section 4 of this Agreement in an action by or in the right of the Company shall be paid by the Company for any of the following:

               (i) with respect to any transaction from which Indemnitee derived an improper personal benefit, if so established by an Adverse Judgment;

               (ii) on account of acts or omissions that show a reckless disregard for Indemnitee's duty to the Company or its stockholders in circumstances in which Indemnitee was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its stockholders, if so established by an Adverse Judgment; and

               (iii) Liabilities and Expenses paid or incurred in settlement of a pending Proceeding without the approval of the Company, which approval shall not be unreasonably withheld.

     6.   Procedure for Determination of Entitlement to Indemnification.

          (a) Whenever Indemnitee believes that he is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Company. A request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his claim for indemnification. Indemnitee shall submit his claim for indemnification within a reasonable time not to exceed three years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding (or, if no such event occurs, after incurring any Expenses for which indemnification is sought), whichever is the later date for which Indemnitee requests indemnification. The president or the secretary or other appropriate officer of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise the Board of Directors in writing that Indemnitee has made such a request. Determination of Indemnitee's entitlement to indemnification shall be made not later than 90 days after the Company's receipt of his written request for such indemnification.

          (b) Upon written request by Indemnitee for indemnification as provided in Section 6(a), a determination, if required by applicable law, with respect to Indemnitees entitlement thereto shall be made in the specific case by:

               (i) A majority of the Board of Directors consisting of Disinterested Directors, even though less than a quorum; or

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                    (ii)  A committee of such Disinterested Directors designated by a majority vote of such Disinterested Directors, even though less than a quorum; or

                    (iii) If there are no Disinterested Directors or if the Disinterested Directors so direct, Independent Legal Counsel, who shall make the determination in a written opinion; or

                    (iv)  The stockholders of the Company.

          7. Presumptions and Effect of Certain Proceedings.

             (a) Upon making a request for indemnification, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption in reaching any contrary determination. The termination of any Proceeding by judgment, order, settlement, arbitration award or conviction, or upon a plea of nolo contendere or its equivalent shall not affect this presumption or establish a presumption with regard to any factual matter relevant to determining Indemnitee's rights to indemnification under this Agreement. If the person or group so empowered to make a determination pursuant to Section 6(b) hereof fails to make the requested determination within 90 days after receipt of the written request required by
Section 6(a) hereof, the determination that Indemnitee is entitled to indemnification shall be deemed to have been made.

             (b) Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 7(b) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

          8. Contribution. If the indemnification provided in Sections 2, 3 and 4 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section 5 (excluding subsection 5(b)(iii)), then in respect of any Proceeding in which the Company is or is alleged to be jointly liable with Indemnitee, the Company shall contribute to the amount of Expenses and Liabilities actually incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect:

                    (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction or events that form the basis of the Proceeding giving rise to Indemnitee's Expenses and Liabilities, and

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                    (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Expenses and Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and Liabilities. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

          9. Continuation of Obligations. All obligations of the Company contained herein shall continue during the period Indemnitee is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding, by reason of the fact that Indemnitee was serving the Company or any such other entity in any capacity referred to herein.

          10. Notification and Defense of Claim.

              (a) After receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, promptly after concluding that a claim in respect thereof may be made against the Company under this Agreement, notify the Company of the commencement thereof; but the failure so to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement, unless and only to the extent that the failure to provide notice results in prejudice to the Company.

              (b) With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company shall be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee's expense unless:

                    (i) the employment of counsel by Indemnitee has been authorized by the Company,

                    (ii) counsel to the Company reasonably concludes and notifies Indemnitee that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, and Indemnitee notifies the Company after receiving such notice from the Company that he or she is engaging counsel, or

                                      -5-

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                    (iii) the Company shall not in fact have employed counsel to assume the defense of such action.

In each of the foregoing three cases, the Company shall reimburse Indemnitee for all Expenses incurred by him or her. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion referred to in (ii) above.

               (c) The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company's written consent, provided, however, that if a Change of Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent.

          11.  Advancement and Repayment of Expenses.

               (a) If Indemnitee employs his own counsel pursuant to Section 10(b)(i) through (iii) above, the Company shall advance to Indemnitee, prior to any final disposition of any Proceeding, all Expenses incurred in investigating or defending any Proceeding within 30 days after receiving copies of invoices presented to Indemnitee for such Expenses.

               (b) Indemnitee shall reimburse the Company for all Expenses advanced by the Company in defending any Proceeding against Indemnitee if, and only to the extent that, it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled, under applicable law, the Company's certificate of incorporation or bylaws, this Agreement or otherwise, to be indemnified by the Company for such Expenses, provided, that any obligation of the Indemnitee to reimburse the Company shall be null and void if the existence of such obligation would cause the advancement of such expenses to be deemed a loan in violation of any applicable securities laws.

          12.  Remedies of Indemnitee.

               (a) If (i) a determination pursuant to Section 6 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of his rights in an appropriate court. The Company shall not oppose Indemnitee's right to seek any such adjudication.

               (b) If a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 6 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 12 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification.

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                     (c) If a determination that Indemnitee is entitled to
indemnification has been made pursuant to Section 6 hereof or otherwise pursuant to the terms of this Agreement, the Company shall be bound by such determination in the absence of (i) a misrepresentation of a material fact by Indemnitee or
(ii) a specific finding (which has become final) by a court that all or any part of such indemnification is prohibited by law.

                     (d) In any Proceeding brought by Indemnitee under this
Section 12, the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

                     (e) The Company acknowledges that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove, and further acknowledges that such breach would cause Indemnitee irreparable harm. Accordingly, Indemnitee shall be entitled to temporary and permanent injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company, and the Company acknowledges that in the absence of such a waiver, a bond or undertaking may be required by the court.

              13.    Enforcement.

                     (a) The Company acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director and/or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

                     (b) If Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's Expenses incurred in bringing and pursuing such action.

              14. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's ability under public policy to indemnify Indemnitee.

              15. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable to any extent for any reason, such invalidity or unenforceability shall

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not affect the validity or enforceability of the other provisions hereof, and the affected provision shall be construed and enforced so as to provide the Indemnitee with the benefits contemplated by this Agreement to the maximum extent possible.

              16. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware.

              17. Consent To Jurisdiction. The Company and Indemnitee each irrevocably consent to jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

              18. Binding Effect. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

              19. Entire Agreement. This Agreement represents the entire agreement between the parties hereto and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company's certificate of incorporation or bylaws, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or under any insurance policy maintained by the Company.

              20. Amendment and Termination. No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective for any purpose unless set forth in writing signed by both parties hereto.

              21. Subrogation. If the Company makes any payment under this Agreement, it shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

              22. Survival Of Rights. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Company and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

              23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be addressed to Indemnitee or to the Company, as the case may be, at the address indicated on the signature page below, or to such other address as may have been furnished by either party to the other, and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) delivered by a nationally recognized overnight delivery service, on the first business after the date on which it is delivered to or deposited with such service for overnight delivery, or (c) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on and as of the day and year first above written.

INDEMNITEE:                             CORPORATION:

                                        DAOU SYSTEMS, INC.


___________________________________     By:_____________________________________
Signature                                    Signature

___________________________________     ________________________________________
Print Name                              Print Name

                                        ________________________________________
                                        Title


Address for Notices:                    Address for Notices:

___________________________________     DAOU Systems, Inc.
                                        412 Creamery Way, Suite 300
___________________________________     Exton, PA 19341

___________________________________

                                                                      Appendix A

                              Certain Defined Terms

              1. "Adverse Judgment" means a final, non-appealable judgment or final adjudication of a court that contains findings of fact or conclusions of law adverse to Indemnitee's interest.

              2. "Change of Control" means a change in control of the Company occurring after the effective date of this Agreement of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the effective date of this
Agreement: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the Board then in office, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this definition, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

              3. "Disinterested Director" means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

              4. "Expenses" means all direct and indirect costs (including, without limitation, reasonable attorneys' fees and costs, retainers, court costs, transcripts, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise. "Expenses" shall not include any Liabilities.

              5. "Independent Legal Counsel" means a law firm or member of a law firm selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld) and that neither is presently nor in the past five years has been retained to represent:

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                     (a) the Company, in any material matter, or

                     (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing Indemnitee in an action to determine Indemnitee's right to indemnification under this Agreement.

              6. "Liabilities" means liabilities of any type whatsoever including, but not limited to, any judgments, fines, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

              7. "Proceeding" means any threatened, pending or completed action, claim, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

                                      A-2